Exhibit 99.1

news release

FOR IMMEDIATE RELEASE

SIRVA Provides Update on Fourth Quarter and Year-End 2004 Closing Process

Announces planned restatement of previously issued financial results

Pursuing strategic options for insurance business

CHICAGO, March 15, 2005 — SIRVA, Inc. (NYSE: SIR), a global relocation services provider, today announced that the filing of the company’s annual report on Form 10-K for the year ended December 31, 2004 will be delayed beyond the March 16 deadline.  This delay allows for the completion of its internal review and a review initiated by the audit committee of the Board of Directors, and allows the company additional time to prepare restated financial statements for prior periods.  In addition, the company announced that it has engaged Goldman Sachs to explore strategic alternatives for its insurance business.

On January 31, the company announced that its fourth-quarter results would be impacted by approximately $21 to $25 million of unanticipated pre-tax charges as a result of its internal review of accounting practices and material balance sheet accounts.  This review was undertaken in connection with implementing procedures to comply with Section 404 of the Sarbanes-Oxley Act, the disappointing performance of the company’s Insurance and European businesses in the third quarter of 2004, and as part of its year-end closing process.

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Based on the current status of this review, the company now estimates the magnitude of unanticipated pre-tax charges to be approximately $33 million.

The company cautions, however, that its internal review and the review of the audit committee and thus its financial statements have not been finalized. Therefore, the company’s independent registered public accounting firm has not completed its audit of the company’s 2004 financial statements or the effects of the company’s restatements.  As a result, the numbers contained in this release are based on current estimates and are subject to change.

Restatements

Based on the company’s work completed to date, the company estimates that approximately $22 million of the pre-tax charges mentioned above relate to accounting errors that will require a restatement of previously released financial statements, approximately $20 million of which relate to continuing operations.

The errors identified to date were principally concentrated within the company’s Insurance and European businesses, accounting for approximately $14 million and $3 million, respectively.  The remaining errors of approximately $5 million relate primarily to estimated corrections of the company’s accounting for facility leases and associated rent escalation clauses, of which approximately $2 million relate to discontinued operations.

The company currently estimates that these restatements will have the following effects on financial results from continuing operations:

•                  Pre-tax income from continuing operations for the period 2001 and prior will be reduced by approximately $1 million.

•                  Pre-tax income from continuing operations for 2002 will be reduced by approximately $4 million.

•                  Pre-tax income from continuing operations for 2003 will be reduced by approximately $5 million.

•                  Pre-tax income from continuing operations for the first nine months of 2004 will be reduced by approximately $10 million.

The remaining $11 million of pre-tax charges relate to current events or changes in estimates that will be recorded in operating results for the quarter ended December 31, 2004, and are summarized as follows:

•                  $4 million related to the company’s decision to increase the loss reserves in its insurance business.

•                  $3 million of fees associated with the expansion of the securitization facility for the company’s relocation-related receivables.

•                  $2 million write-off of a European receivable related to a previous asset sale due to an obligor bankruptcy.

•                  $2 million for restructuring and other charges related to the company’s European operations.

Based upon work completed to date, the company currently estimates, on a continuing operations basis, an operating loss in the fourth quarter 2004 of ($3) million, a net loss of ($8) million and net loss per share of approximately ($0.11).  For the full year 2004, the company currently estimates income from operations of $81 million, net income of $37 million and earnings per share of approximately $0.48.  These estimated fourth quarter and full-year 2004 results reflect the impact of the restatements.

The company again cautions that it has not completed work on its 2004 financial statements or the restatements; the audit committee review is still ongoing, and the company’s independent registered public accounting firm has not completed its audit of the restatements or the company’s 2004 financial statements.  Therefore, these results remain subject to change.

Sarbanes-Oxley

The company’s management believes the accounting errors that gave rise to the restatements were the result of material weaknesses in internal control over financial reporting in its Insurance and European operating units.  Specific weaknesses noted were:

•                  inadequate preparation and insufficient review and analysis of certain financial statement balances and related account reconciliations; and

•                  lack of sufficient personnel with appropriate qualifications and training in certain key accounting roles.

To address these issues, the audit committee of the Board of Directors has approved a comprehensive remediation plan to strengthen ongoing financial control processes, procedures and personnel.  In the interim, management has engaged external consultants with extensive accounting qualifications to provide an additional level of review of December 31, 2004 financial account reconciliations and restatements, and has conducted additional on-site reviews of all significant operating units.

The company is currently evaluating the remainder of its internal control structure and financial reporting procedures so that it can finalize all aspects of the reporting requirements of Section 404 of the Sarbanes-Oxley Act.  The Public Company Accounting Oversight Board has stated that a restatement is a “strong indicator” of a material weakness in internal control over financial reporting.  As a result, management will conclude in the company’s Form 10-K that internal control over financial reporting was ineffective as of December 31, 2004.

Audit Committee Review and SEC Informal Inquiry

The audit committee of the Board of Directors is conducting a review of certain of the company’s financial reporting practices and related processes, and has engaged outside legal and financial advisors to assist in its review.

Separately, the company is cooperating fully with an informal inquiry from the Securities and Exchange Commission (SEC) related to the company’s recent earnings guidance announcement for the fourth quarter and full year ended December 31, 2004.

The company currently expects to record approximately $35 - $40 million in expenses during 2005 with respect to the external resources required to comply with the audit committee review and SEC inquiry as well as the additional support and review steps required to complete its 2004 close and restatements.

Financial Filings

The company anticipates filing its 10-K promptly after completion of its internal review, audit committee review and audit, and will comment further on its fourth quarter and full year 2004 earnings at that time.  The company has notified the New York Stock Exchange of the delay in filing its 10-K.

The company also noted that, under the terms of its credit agreements, it is required to provide audited financial statements to its lenders by April 7, 2005.  The company will seek a waiver from its lenders allowing an extension of this requirement.  The company has no reason to believe that it will be unable to obtain the extension.

About SIRVA, Inc.

SIRVA, Inc. is a leader in providing relocation solutions to a well-established and diverse customer base around the world.  More information about SIRVA can be found on the company’s Web site at www.sirva.com.

Forward-Looking Statements

 This release contains “forward-looking statements.” You should not place undue reliance on these statements. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategies. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “seek,” “will,” “may” or similar expressions. These statements are based on certain assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate in these circumstances. As you read and consider this release, you should understand that these statements are not guarantees of performance or results. They involve risks, uncertainties and assumptions. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. Some important factors include without limitation our ability to continue to compete successfully; changes in the market for our services; general economic conditions being less favorable than expected; global political conditions and the outbreak or escalation of war or hostilities or the occurrence of any terrorist attacks; our ability to grow our relocation services business; risks associated with the real estate industry, our reliance on, and our ability to attract, agents and owner/operators; changes in the regulatory environment, including antitrust, environmental and insurance laws and regulations, that could negatively affect the operation of our business; changes in Transguard’s A.M. Best rating or outlook; risks associated with operating in foreign countries; loss of our key executive officers; our ability to consummate and integrate potential acquisitions; changes in our accounting assumptions that regulatory agencies, including the Securities and Exchange Commission (SEC), may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; the outcome and costs associated with the audit committee review and the SEC inquiry, and the other factors described under the caption “Business – Investment Considerations” and other risks described in SIRVA’s 2003 Annual Report on Form 10-K and other reports submitted to the SEC from time to time.  All forward-looking statements speak only as of the date of this release. We undertake no obligation beyond that required by law to update any forward-looking statements, whether as a result of new information, future events or otherwise.  All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements included in this release.

Media Contacts

Jim Trainor

Vice President

Corporate Communications

630.468.4828 (work)

630.334.7865 (cell)

Judy Wohlt

Manager

Corporate Communications

630.468.4886 (work)

630.802.1299 (cell)

Investor Contact

John Springer

Vice President

Investor Relations

630.468.4797

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